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                                                                    EXHIBIT 99.2

                                 SYNOPSYS, INC.

                 PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 4, 1997

                      SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Aart J. de Geus and David Sugishita, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Synopsys, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Special Meeting of Stockholders of said Company to be held at the Company's principal executive offices located at 700 East Middlefield Road, Mountain View, California 94043 on Thursday, December 4, 1997 at 9:00 a.m., local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposal listed on the reverse side and as more particularly described in the Joint Proxy Statement/Prospectus of the Company dated November 10, 1997 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting, including any motion to adjourn to permit further solicitation of proxies if necessary, or any postponement or adjournment thereof.

     THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSAL 1 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING ANY MOTION TO ADJOURN TO PERMIT FURTHER SOLICITATION OF PROXIES IF NECESSARY, OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                SEE REVERSE SIDE
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[X] Please mark votes as in this example.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED
      TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT
                 YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

     A vote FOR the following proposal is recommended by the Board of Directors:

     1. To approve the issuance of shares of the Company's Common Stock, par value $0.01 per share ("Common Stock"), pursuant to the Agreement and Plan of Merger, dated as of October 14, 1997, by and among the Company, Post Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Sub"), and Viewlogic Systems, Inc., a Delaware corporation ("Viewlogic"), pursuant to which, among other things, (a) Sub will be merged with and into Viewlogic, which will be the surviving corporation, and Viewlogic will become a wholly-owned subsidiary of the Company and (b) each outstanding share of Common Stock, $0.01 par value per share, of Viewlogic will be converted into the right to receive 0.6521 of a share of the Company's Common Stock.

                 [ ]  FOR       [ ]  AGAINST       [ ]  ABSTAIN

     2. Upon such other business as may properly come before the meeting, including any motion to adjourn to permit further solicitation of proxies if necessary, or any postponement or adjournment thereof.

                                          MARK HERE FOR ADDRESS
                                          CHANGE AND NOTE AT LEFT  [ ]

                                          MARK HERE IF YOU PLAN
                                          TO ATTEND THE MEETING  [ ]

                                         Signature:  ___________________  Date:

                                         Signature:  ___________________  Date:

                                          PLEASE SIGN HERE. If shares of stock
                                          are held jointly, both or all of such
                                          persons should sign. Corporate or
                                          partnership proxies should be signed
                                          in full corporate or partnership name
                                          by an authorized person. Persons
                                          signing in a fiduciary capacity should
                                          indicate their full titles in such
                                          capacity.